UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey 07310

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $11.50 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of

1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

On November 8, 2024, Nukkleus Inc. (the "Company") entered into a Settlement Agreement and Release with Jamal Khurshid and Match Financial Limited, a wholly owned subsidiary of the Company (“Match”), providing that Match agreed to sell Digital RFQ Limited, a wholly owned subsidiary of the Match, to Mr. Khurshid or his nominee subject to the Company obtaining shareholder approval. The Company is required to make a payment of $60,000 to Mr. Khurshid and $31,000 to Digital RFQ Limited no later than November 15, 2024 and by no later than November 29, 2024 make payment to Digital RFQ Limited of $115,000.

Item 3.02 Unregistered Sales of Equity Securities.

On November 8, 2024, the Company entered into a securities purchase agreement with NUKK TRACKER NOTES - CH1108678926 / 23714, series of notes (Series 24) issued by ProETP DAC pursuant to which the Company sold 110,707 shares of its common stock at a purchase price of $2.09456 per share, for aggregate gross proceeds of $231,882.

On November 8, 2024, the Company entered into a Conversion Agreement (the "Conversion Agreement") with X Group Fund of Funds to convert outstanding principal and interest totaling $771,085 (the “X Group Debt”) into shares of common stock of the Company. Pursuant to the Conversion Agreement, the Company issued 385,542 shares of its common stock and a warrant to purchase 351,424 shares of common stock exercisable for a period of five years at an exercise price of $2.00 per share in exchange for the cancellation of the X Group Debt. Further, the Company and X Group entered into a letter agreement providing that X Group may not exercise the Stock Purchase Warrant dated June 11, 2024 to acquire 150,000 shares of common stock at a per share price of $2.00 in the event such exercise would result in X Group holding in excess of 19.9% of the Company’s outstanding shares of common stock as of November 8, 2024.

On November 8, 2024, the Company entered into Settlement Agreement and Release with each of Craig Vallis and Oliver Worsley providing that the Company will issue 125,000 and 75,000 shares of common stock, respectively, in consideration of each party releasing the Company for compensation owed for services.

The offers, sales and issuances of the securities listed above were made to accredited investors and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D promulgated there under with regard to those sales. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to a limited number of persons, each of whom was an accredited investor and transfer of the common stock issued was restricted by the Company in accordance with the requirements of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2024, Daniel Marcus, Brian Shwieger and Nicholas Gregory resigned from the Board of Directors of the Company, effective immediately, pursuant to an Exit and Settlement Agreement entered between the parties. Pursuant to such Exit and Settlement Agreement, the Company issued each former director 46,700 shares of common stock for past services rendered. The resignation of each of the directors was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 8, 2024, the Board of Directors appointed Tomer Nagar and Aviya Volodarsky to fill the resulting vacancies as a result of the above resignations effective as of November 8, 2024. The Board has determined that each Mr. Nagar and Ms. Volodarsky, are independent directors as defined by the listing standards of the Nasdaq Stock Market.

Mr. Nagar has been employed in the sales department for Sogolowek Food Group since 2019. Prior to joining Sogolowek, Mr. Nagar served in the Israeli Air Force from 2006 through 2018 as a First Sergeant and Master Sergeant. Mr. Nagar graduated from the Israeli Air Force College in 2005 with a degree in Aviation Machinery.

Ms. Volodarsky is an attorney and since 2023 has practiced as a self employed attorney in Israel specializing in torts, corporate law, administrative law and civil litigation. From 2017 through 2023, Ms. Volodarsky was employed by the Law Firm of Attorney Yigal Matzlavi. Ms. Volodarsky studied at the Ono Academic College.

As a result of the above resignations and appointments, the Company’s committees will consist of the following members:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David Rokach	David Rokach *	David Rokach
Reuven Yeganeh *±	Reuven Yeganeh	Reuven Yeganeh
Aviya Volodarsky	Aviya Volodarsky	Aviya Volodarsky *

*	Denotes Chairperson.
±	Denotes audit committee financial expert.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2024, the Board of the Company approved an amendment to the Company's Bylaws to decrease the quorum requirement for stockholder meetings from a majority to one-third of the voting power. Specifically, Article I, Section 1.6 of the Company's Bylaws was amended and restated in its entirety to read as follows:

Section 1.6. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of one-third of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person, present by means of remote communication, if any, or represented by proxy, shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or classes or series is required, one-third of the voting power of the shares of such class or classes or series present in person, present by means of remote communication, if any, or represented by proxy shall constitute a quorum entitled to take action with respect to such vote. If a quorum shall not be present or represented at any meeting of stockholders, either the chairperson of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 1.5 of these Bylaws, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

The amendment is effective immediately. The foregoing description of the amendment to the Company's Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events

On November 7, 2024, the Company received written notice (the “Compliance Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has regained compliance with the minimum closing bid price requirement in Nasdaq Listing Rule 5450(a)(1) (the “Rule”). The Company previously disclosed that the Company received written notice from Nasdaq indicating that it was not in compliance with the Rule. The Compliance Letter states that Nasdaq has determined that the Company has regained compliance with the Rule. However, the Company remains out of compliance with the Minimum Market Value of Publicly Held Shares (Nasdaq Listing Rule 5450(b)(3)(c)) and Minimum Market Value of Listed Securities (Nasdaq Listing Rule 5450(b)(2)(A)).

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws
10.1	Form of Exit and Settlement Agreement dated November 8, 2024
10.2	Securities Purchase Agreement dated November 8, 2024
10.3	Conversion Agreement entered with X Group Fund of Funds dated November 8, 2024
10.4	Settlement Agreement and Release among Nukkleus Inc., Jamal Khurshid and Match Financial Limited dated November 8, 2024
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: November 12, 2024	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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